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                                                                   Exhibit 10.40

                    DEBENTURE AND WARRANT PURCHASE AGREEMENT

     THIS DEBENTURE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of January 31, 2003, by and among Antares Pharma, Inc., a Minnesota corporation (the "Company"), Xmark Fund, L.P. and Xmark Fund, Ltd (collectively, the "Investors").

                                    Recitals

     A. The Company and the Investors previously entered into that certain Securities Purchase Agreement, dated July 12, 2002, under which the Investors and certain other parties purchased the Company's 10% Secured Convertible Debentures (the "10% Convertible Debentures"); and

     B. The Company has issued Promissory Notes (the "Xmark Fund, Ltd. Promissory Notes") to Xmark Fund, Ltd. in the aggregate principal amount of Four Hundred Fifty-seven Thousand Seven Hundred Fifty-seven and 47/100 Dollars ($457,757.47) and Promissory Notes (the "Xmark Fund, L.P. Promissory Notes" and together with the Xmark Fund, Ltd. Promissory Notes, the "Promissory Notes") to Xmark Fund, L.P. in the aggregate principal amount of One Hundred Sixty-three Thousand Two Hundred Sixty-seven and 45/100 Dollars ($163,267.45), the proceeds of which were used by the Company to repurchase the Company's 10% Convertible Debentures from third party holders of such Debentures; and

     C. The Investors have agreed to cancel the Promissory Notes in exchange for the Company's issuance, upon the terms and conditions stated in this Agreement, of (i) the Company's 8% Senior Secured Convertible Debentures, in the form attached hereto as Exhibit A (the "Debentures"), having an aggregate principal amount equal to the outstanding principal and accrued but unpaid interest on the Promissory Notes and (ii) warrants to purchase an aggregate of One Million Five Hundred Thousand (1,500,000) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in the form attached hereto as Exhibit B (the "Warrants").

     In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, Controls, is controlled by, or is under common Control with, such Person.

          "Agreements" means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement (as defined in Section 3.2(a)(iv)) and the Security Agreement.

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          "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

          "Company's Knowledge" means the actual knowledge of the officers of the Company, after due inquiry.

          "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Debenture Shares" means the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures.

          "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including, but not limited, to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including, but not limited to, data, data bases and documentation).

          "Material Adverse Effect" means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole.

          "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          "Securities" means the Debentures, the Debenture Shares, the Warrants and the Warrant Shares.

          "Security Agreement" means the Amended and Restated Security Agreement, dated as of even date herewith, by and among the Company, the Investors and SDS Merchant Fund, L.P.

          "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2.   Purchase and Sale of the Debenture and Warrant.

     2.1 Purchase and Sale of the Debenture and Warrant. Subject to the terms and conditions of this Agreement, the Investors hereby agree to purchase, and the Company hereby agrees to sell and issue to each Investor, (i) a Debenture in the principal amount as is set forth immediately below such Investor's name on the signature pages hereto, and (ii) a Warrant to purchase the number of shares of Common Stock as is set forth immediately below such Investor's name on the signature pages hereto. The purchase price due from each Investor shall be set forth immediately below such Investor's name on the signature pages hereto (the "Purchase Price"), which Purchase Price shall be paid by the surrender of the Promissory Notes to the Company for cancellation. The Purchase Price shall be allocated among the Debentures and the Warrants in the manner set forth on Exhibit C attached hereto and incorporated by reference herein. Each of the Company and the Investors shall file all tax returns and information reports in a manner consistent with the allocation of the Purchase Price set forth on Exhibit C and shall not take any action that is inconsistent with such allocation.

     3.   Closing; Closing Deliveries; Use of Proceeds.

     3.1. Closing. The closing of the purchase and sale of the Debentures and the Warrants (the "Closing") shall take place at the offices of the Company, or by transmission by facsimile and overnight courier, immediately following the execution hereof or on such later date or at such different location as the parties shall mutually agree, but not prior to the date that the conditions set forth in Article VI hereof have been satisfied or waived by the appropriate party (the "Closing Date").

     3.2. Closing Deliveries. (a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Investor the following:

          (i) A Debenture, registered in the name of such Investor, in the principal amount as is set forth immediately below such Investor's name on the signature pages hereto;

          (ii) A Warrant registered in the name of such Investor to purchase the number of shares of Common Stock as is set forth on such Investor's signature page;

          (iii) Copies of any and all consents, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Debentures and the Warrants, all of which shall be in full force as of the Closing Date;

          (iv) A Registration Rights Agreement, dated of even date herewith and duly executed on behalf of the Company, to register the Debenture Shares and the Warrant Shares, which Registration Rights Agreement shall be substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement");

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          (v)   A certificate, executed on behalf of the Company by its
Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Agreements and the issuance of the Debentures and the Warrants, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to signatures and authority of persons signing the Agreements on behalf of the Company;

          (vi)  This Agreement, duly executed on behalf of the Company;

          (vii) An opinion of Leonard, Street and Deinard Professional Association, the Company's counsel, dated as of the Closing Date; and

          (vii) A letter from Jacques Gonella to the Investors, in substantially the form of Exhibit E attached hereto, agreeing to vote his shares of Common Stock in favor of the Agreements and any adjustments to the conversion price of the Debentures.

     (b) On or prior to the Closing Date, each Investor shall deliver to the Company the following:

          (i)   This Agreement, duly executed on behalf of such Investor;

          (ii) The Registration Rights Agreement, duly executed on behalf of such Investor; and

          (iii) The Promissory Notes which shall be cancelled by the Company in satisfaction of the Purchase Price.

     4.   Representations and Warranties of the Company.

     4.1. Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries, a complete list of which is set forth in Schedule 4.1 hereto ("Subsidiaries"), is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not have a Material Adverse Effect.

     4.2. Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers and directors necessary for (i) the authorization, execution and delivery of the Agreements,
(ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance

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with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

     4.3. Capitalization. Set forth on Schedule 4.3 hereto is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable for, or convertible into or exchangeable for, any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law. Except as set forth on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as set forth on Schedule 4.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Except as set forth on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

     4.4. Valid Issuance. The Debentures and the Warrants have been duly and validly authorized. Upon the due conversion or exercise of the Debentures or the Warrants, as applicable, the Debenture Shares or Warrant Shares, as applicable, issuable upon such conversion or exercise will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Debentures and upon exercise of the Warrants.

     4.5. Consents. The execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than those consents set forth on Schedule 4.5 and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

     4.6. No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation or the Company's Bylaws,

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both as in effect on the date hereof (copies of which have been provided to the
Investor before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (b) except as set forth on Schedule 4.6, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

     4.7. Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 (the "2001 10-K"), all other reports filed by the Company pursuant to the 1934 Act since the filing of the 2001 10-K and prior to the date hereof and the final Prospectus, dated October 10, 2002, filed by the Company with the Security and Exchange Commission in connection with the Company's issuance of the 10% Convertible Debentures (collectively, the "SEC Filings"). The Company hereby represents and warrants that the SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company.

     4.8. No Material Adverse Change. Since December 31, 2001, except as identified and described in the SEC Filings or as set forth on Schedule 4.8 hereto, there has not been:

     (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

     (b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company (other than the repurchase of certain of the 10% Convertible Debentures);

     (c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

     (d) any waiver by the Company of a valuable right or of a material debt owed to it;

     (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole;

     (f) any change or amendment to the Company's Articles of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

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     (g) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

     (h) any transaction entered into by the Company other than in the ordinary course of business;

     (i) the loss of the services of any key employee, or material change in the composition or duties of the Company's senior management;

     (j) the loss or threatened loss of any customer which could be material to the Company's business; or

     (k) any other event or condition of any character that might have a Material Adverse Effect.

     4.9. SEC Filings; Material Contracts.

     (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) During the preceding two (2) years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) Except as set forth on Schedule 4.9 hereto, the Company meets the registrant requirements for use of Form S-3 set forth in General Instruction I.A. of Form S-3. As of the Closing, the sale by the Investors of the Registrable Securities (as defined in the Registration Rights Agreement) meets the transaction requirements for use of Form S-3 set forth in General Instruction I.B. of Form S-3.

     4.10. Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not

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material to the Company. All taxes and other assessments and levies that the
Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the knowledge of the Company, threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

     4.11. Title to Properties. Except as disclosed in the SEC Filings or
Schedule 4.11, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by it.

     4.12. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

     4.13. No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the Company's Knowledge, is imminent.

     4.14. Intellectual Property.

     (a) All Intellectual Property owned or used by the Company and/or its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees). Except for the matters listed on
Schedule 4.14(a), all Intellectual Property owned or used by the Company and/or its Subsidiaries is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, invalidity challenge, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. Except as set forth on Schedule 4.14(a), no patent owned or used by the Company and/or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

     (b) All of the licenses, sublicenses, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, to the

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other parties thereto. The License Agreements are enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

     (c) The Company and its Subsidiaries own and/or have the valid right to use pursuant to valid and enforceable License Agreements the Intellectual Property which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses. All Intellectual Property of the Company and its Subsidiaries that is owned by any of the foregoing are owned free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses.

     (d) The Company and each of its Subsidiaries have taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns and/or which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. To the Company's Knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party, and the Intellectual Property rights of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. Except as set forth on Schedule 4.14(d), there is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

     (e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

     (f) To the Company's Knowledge, all software owned by the Company or any of its Subsidiaries, and, to the Company's Knowledge, all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

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     (g)   The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their confidential information and trade secrets. Each employee, consultant and contractor who has had access to proprietary Intellectual Property which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, to the Company's Knowledge, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets to any third party.

     4.15. Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

     4.16. Litigation. Except as disclosed in the SEC Filings or on Schedule
4.16 hereto, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

     4.17. Financial Statements. The financial statements included in each SEC Filing fairly present the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate would not have a Material Adverse Effect.

     4.18. Insurance Coverage. The Company maintains in full force and effect the insurance listed on Schedule 4.18, and the Company reasonably believes such insurance coverage is adequate.

     4.19. Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with all applicable Nasdaq SmallCap Market continued listing requirements. Except as provided in Schedule 4.19, there are no proceedings pending or to the Company's Knowledge threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market and the Company has not received any notice of, nor to

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the Company's Knowledge is there any basis for, the delisting of the Common
Stock from the Nasdaq SmallCap Market.

     4.20. Brokers and Finders. Except as set forth on Schedule 4.20, the Investors shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this Agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

     4.21. No Directed Selling Efforts or General Solicitation; Exemption from Registration. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. Subject to the accuracy and completeness of the representations and warranties of the respective Investors contained in Article V hereof, the offer, sale and issuance by the Company to the Investors of the Securities are exempt from the registration requirements of the 1933 Act.

     4.22. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

     4.23. Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

     4.24. Disclosures. Neither the Agreements (including any schedules or exhibits attached hereto or thereto) nor the SEC Filings contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that the Company has not disclosed to the Investors which has had or which could be expected to have a Material Adverse Effect on the Company.

     5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

     5.1. Authorization. The execution, delivery and performance by the Investor of the Agreements to which it is a party have been duly authorized by the Investor and each of the

Agreements will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

     5.2. Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor is not a registered broker dealer or entity engaged in the business of being a broker dealer.

     5.3. Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

     5.4. Disclosure of Information. The Investor has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

     5.5. Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

     5.6. Legends. It is understood that, until the earlier of (i) registration for resale pursuant to the Registration Rights Agreement, or (ii) the time when such Securities may be sold pursuant to Rule 144(k) of the 1933 Act, certificates evidencing such Securities may bear the following or any similar legends:

     (a) "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the 1933 Act, as amended, (ii) such securities may be sold pursuant to Rule 144(k) of the 1933 Act, or (iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the 1933 Act or qualification under applicable state securities laws."

     (b) If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

          Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) of the 1933 Act becoming available, the Company shall, upon the Investor's written request, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends, and Debenture Shares or Warrant Shares, as applicable, subsequently issued in respect of the Debentures or Warrants, as applicable, shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Debenture Shares or Warrant Shares.

     5.7. Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

     5.8. No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

     5.9. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or another Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

     6.   Closing Conditions.

     6.1. Investor's Conditions to Closing. The obligation of the Investors to purchase the Debentures and the Warrants at the Closing is subject to the fulfillment to each Investor's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investors:

     (a) The representations and warranties made by the Company in Article IV hereof shall be true and correct in all respects on the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

     (b) The Company shall have delivered to the Investors all of the closing deliveries specified in Section 3.2(a) hereof.

     (c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.

     (d) The Company shall have executed and delivered such other documents as the Investors may reasonably request.

     6.2. Company's Conditions to Closing. The Company's obligation to sell and issue the Debentures and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

     (a) The representations and warranties made by the Investors in Article V hereof shall be true and correct in all respects as of the Closing Date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

     (b) The Investors shall have delivered to the Company all of the closing deliveries specified in Section 3.2(b) hereof.

     (c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.

     (d) The Investors shall have executed and delivered such other documents as the Company may reasonably request.

     7.   Covenants and Agreements of the Company.

     7.1. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Debentures and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Debentures and the exercise of the Warrants in accordance with their respective terms.

     7.2. Compliance with Laws. So long as the Investors beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

     7.3. Listing of Underlying Shares and Related Matters. The Company hereby agrees, promptly following the Closing of the transactions contemplated by the Agreements, to take such action to cause the Debenture Shares and the Warrant Shares to be listed on the Nasdaq SmallCap Market as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Debenture Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. For so long as the Investors beneficially own any of the Securities, the Company will take all action necessary to continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable, to ensure the continued eligibility for trading of the Debenture Shares and the Warrant Shares thereon.

     7.4. Corporate Existence. So long as the Investors beneficially own any of the Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (a) assumes the Company's obligations hereunder and under the other Agreements, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion or exercise in full, as applicable, of the Debentures and Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the other Agreements; and (c) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion of the Debentures and the exercise of the Warrants are (or would be upon issuance thereof) listed for trading on the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange.

     7.5 Right to Participate. For a period of two (2) years following the date hereof, in the event the Company offers for sale any of its equity securities, or any securities that are convertible into or exercisable for the Company's equity securities (a "Proposed Sale"), the Company shall provide written notice of such Proposed Sale to the Investors (which notice shall include the price, the other terms and conditions of the Proposed Sale, the name of the proposed purchaser and a copy of the term sheet, if any, for such Proposed Sale), and the Investors shall have the right to participate in the Proposed Sale in an amount equal to the Investor' pro rata share of the Company's then-outstanding Common Stock, such pro rata share being determined as if the Debentures and the Warrants issued to the Investors pursuant hereto were fully converted and exercised (the "Right to Participate"). Within five (5) business days following receipt of the written notice from the Company of Proposed Sale, the Investors shall provide written notice to the Company indicating whether the Investors intend to exercise their Right to Participate in the Proposed Sale. The Investors' Right to Participate shall not apply to any issuance of Common Stock or preferred stock to (i) the Company's employees, officers, directors or consultants pursuant to stock purchase or stock option plans approved by a majority of the independent members of the Company's Board of Directors, (ii) lenders and equipment lessors in connection with a financing arrangement with the Company, (iii) marketing or investor relations firms, if the primary purpose of such issuance is not to raise equity capital, (iv) any non-affiliated third party as consideration for a merger or consolidation with, or purchase of assets from, such non-affiliated third party, or (v) to a non-affiliated third party in connection with any strategic partnership or joint venture with such non-affiliated third party with which the Company will enter into technology agreements (the primary purpose of which is not to raise equity capital).

     7.6. Reports. For so long as the Investors beneficially own any of the Securities, the Company will notify the Investors in writing (which notice may be delivered by electronic mail and which notice shall be accompanied by a summary description of any items specified in Section 7.6(c)) of the following reports (within one week of filing with the SEC, in the case of SEC filings), and shall promptly furnish to the Investors any such reports which are not filed electronically with the SEC:

     (a) Quarterly Reports. The Company's Quarterly Report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, shareholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles in the United States, subject to year-end and audit adjustments.

         (b) Annual Reports. The Company's Annual Report on Form 10-K or, in the absence of a Form 10-K, consolidated balance sheets of the Company as of the end of such year and the related consolidated statements of earnings, shareholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company.

         (c) Securities Filings. Copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its shareholders or to financial analysts, promptly after providing same to the shareholders or financial analysts and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes to or files, or any officer or director of the Company (in such person's capacity as such) furnishes to or files, with the SEC.

         (d) Other Information. Such other information relating to the Company as from time to time may reasonably be requested by the Investors, provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Investors would not be harmful to the Company.

         7.7 Shareholder Approval. If shareholder approval of the Agreements and the transactions contemplated hereunder and thereunder (including, without limitation, the issuance of shares of Common Stock in excess of the Issuable Maximum (as defined in the Debentures)) is required by the applicable rules and regulations of the Nasdaq SmallCap Market (or any successor entity), the Company shall, as soon as possible, but in no event later than ninety (90) days from the date hereof, obtain shareholder approval of the Agreements and the transactions contemplated hereunder and thereunder.

         8.   Survival and Indemnification.

         8.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three (3) years from the date of this Agreement; provided, however, that the provisions contained in
Section 7 hereof shall survive in accordance therewith.

         8.2. Company Indemnification. The Company agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, each holder of Securities and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other reasonable expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such Person may become subject as a result of a breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Agreements or otherwise resulting from any action, claim or proceeding arising out of the matters or transactions contemplated by the Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person.

     8.3. Investor Indemnification. Each Investor agrees to, severally but not jointly, indemnify and hold harmless, on an after-tax and after insurance recovery basis, the Company and its directors, officers, employees and agents from and against any and all Losses to which such Person may become subject as a result of a breach of any representation, warranty, covenant or agreement made by or to be performed on the part of such Investor under the Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person; provided, however, under no circumstances shall this Section 8.3 be deemed to increase the indemnification and/or contribution obligations of such Investor under the Registration Rights Agreement which is subject to the cap provided therein.

     8.4. Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2 or Section 8.3, such Indemnified Person shall promptly notify in writing the party from whom indemnification is sought (the "Indemnifying Person") and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent that the Indemnifying Person is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Person shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, the Indemnifying Person shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

     9.   Miscellaneous.

     9.1. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, the Investors may, subject to compliance with applicable federal and state securities laws, assign their rights and delegate their duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of his Securities in a private transaction. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     9.2. Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

     9.3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.4. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery,
(ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) a nationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other party:

          If to the Company:

          Antares Pharma, Inc.
          707 Eagle View Boulevard
          Suite 414
          Exton, PA 19341
          Attention: Roger G. Harrison
          Fax: (610) 458-0756

          with a copy to:

          Morris M. Sherman, Esq.
          Leonard, Street and Deinard Professional Association
          150 South 5/th/ Street, Suite 2300
          Minneapolis, MN 55402
          Fax: (612) 335-1657

          If to the Investors, to the address listed below such Investor's name on the signature pages hereto.

     9.5. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

     9.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

     9.7. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the other Agreements constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

     9.8. Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

     9.9. Applicable Law; Jurisdiction and Venue. This Agreement, and all matters arising directly or indirectly hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The Company and the Investors hereby (a) irrevocably consent and submit to the sole exclusive jurisdiction of the state and federal courts located in New York in connection with any suit, action or other proceeding directly or indirectly arising out of or relating to this Agreement, and (b) irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

     9.10 Legal Fees. The Company shall pay the legal expenses of the Investors incurred in connection with the preparation and execution of the Agreements, up to a maximum of $25,000.00. If requested by the Company, the Investors shall provide adequate documentation of those legal expenses for which the Investors are seeking reimbursement from the Company.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

The Company:                                   ANTARES PHARMA, INC.



                                               By:    /s/ Lawrence M. Christian
                                                  ------------------------------
                                               Name:  Lawrence M. Christian
                                               Title:  Chief Financial Officer

XMARK FUND, L.P.
By:

       /s/ David C. Cavalier
--------------------------------------
David C. Cavalier
Chief Operating Officer

ADDRESS:  152 West 57th Street, 21st Floor
          New York, NY 10019
          Facsimile: (212) 247-1329
          Telephone: (212) 247-8200


    Purchase Price                                                   $163,267.45

    Aggregate Principal Amount of Debentures:                        $163,267.45
    Number of shares of Common Stock underlying Warrant                  394,350

XMARK FUND, LTD.

      /s/ David C. Cavalier
---------------------------------------
David C. Cavalier
Chief Operating Officer

ADDRESS:  152 West 57th Street, 21st Floor
          New York, NY 10019
          Facsimile: (212) 247-1329
          Telephone: (212) 247-8200


    Purchase Price                                                   $457,757.47

    Aggregate Principal Amount of Debentures:                        $457,757.47
    Number of shares of Common Stock underlying Warrant                1,105,650